ENVIROTEST SYSTEMS CORP.
             EXHIBIT 11 - STATEMENT OF COMPUTATION OF LOSS PER SHARE
                (Amounts in thousands, except per share amounts)

Loss per share is computed using the weighted average number of shares outstanding plus incremental shares issuable upon exercise of outstanding options and warrants using the treasury stock method.


                                                         Three                       Six
                                                      Months Ended               Months Ended
                                                        March 31,                  March 31,
                                                  1997           1996          1997          1996
                                                 --------      --------      --------      --------
LOSS

Loss                                             $ (5,727)     $(16,415)     $(11,901)     $(10,827)
                                                 ========      ========      ========      ========

LOSS PER COMMON AND
COMMON EQUIVALENT SHARE

Weighted average number of shares outstanding      16,620        16,571        16,620        16,485

Net effect of dilutive stock options based on
      the treasury method using the average
      market price of common stock (a)                646           703           660           784
                                                 --------      --------      --------      --------

Common stock and common stock equivalents          17,266        17,274        17,280        17,269
                                                 ========      ========      ========      ========

Loss per common and common
      equivalent share                           $  (0.33)     $  (0.95)     $  (0.69)     $  (0.63)
                                                 ========      ========      ========      ========

LOSS PER COMMON SHARE -
ASSUMING FULL DILUTION

Weighted average number of shares outstanding      16,620        16,571        16,620        16,485

Net effect of dilutive stock options based on
      the treasury method using the end of
      period market price of common, if
      higher than average (a)                         646           703           660           784
                                                 --------      --------      --------      --------

Common stock and common stock equivalents          17,266        17,274        17,280        17,269
                                                 ========      ========      ========      ========

Loss per common and common
      equivalent share                           $  (0.33)     $  (0.95)     $  (0.69)     $  (0.63)
                                                 ========      ========      ========      ========

Notes:
(a)   Common stock equivalents represent stock options and warrants.